Exhibit 1.01

Allot Communications Ltd.

Conflict Minerals Report
For the reporting period from January 1 to December 31, 2016

INTRODUCTION

This Conflict Minerals Report (the "Report") of Allot Communications Ltd. ( "Allot," "Company," "we" or "us") has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the "Rule") promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period between January 1 and December 31, 2016 (the "2016 calendar year"). The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, the "Conflict Minerals"), that originated in the Democratic Republic of the Congo ("DRC") and certain adjoining countries (collectively with the DRC, the "Covered Countries").

REASONABLE COUNTRY OF ORIGIN INQUIRY

Pursuant to the Rule, the Company conducted a good faith reasonable country of origin inquiry ("RCOI") regarding the Conflict Minerals.  This good faith RCOI was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries or whether any of the Conflict Minerals may be from recycled or scrap sources. Following this inquiry, the Company had reason to believe that during the calendar year 2016:

-	Allot has manufactured or contracted to manufacture products as to which Conflict Minerals are necessary to the functionality or production of those products; and

-
Based on its good faith reasonable country of origin inquiry, Allot has reason to believe that certain of the Conflict Minerals necessary to the functionality or production of such products may have originated from the Covered Countries and has reason to believe that those minerals may not be solely from recycled or scrap sources

Therefore, the Company had performed due diligence on the source and chain of custody of the Conflict Minerals. There is significant overlap between the Company's RCOI efforts and its due diligence measures performed.  The due diligence measures performed by the Company are discussed below.

Allot is filing this Report with its Form SD as required under the Rule.  This Report has not been subject to an independent private sector audit.

PART I.  DESCRIPTION OF THE COMPANY'S PRODUCTS COVERED BY THIS REPORT

Allot is a leading global provider of intelligent broadband solutions, focused on developing mobile, fixed and enterprise networks to support the "digital lifestyle." Allot's solutions, which are based on deep packet inspection technology, identify and leverage the business intelligence in data networks, empowering network operators to shape users' digital lifestyle experiences and to capitalize on the network traffic they generate.  As described in this Report, during the reporting period between January 1 and December 31, 2016, certain of the Company's operations manufactured, or contracted to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products (collectively, the "Covered Products").

During the 2016 calendar year, the Covered Products included the following:

-	Allot Service Gateway, Sigma E, Allot Service Gateway Tera and VDC Product Families
	o	Highly scalable mobile platforms that enable Internet providers to manage high-speed broadband performance and to control infrastructure and operating costs; and

-	NetEnforcer Device Family
o
Purpose-built devices for monitoring and managing data traffic on enterprise, cloud and broadband service provider networks that provide essential visibility, policy enforcement and traffic steering for a wide range of networks.

PART II.  THE COMPANY'S DUE DILIGENCE PROCESS

The Company's due diligence measures have been designed to conform to the five-step framework laid out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) including the related supplements on gold, tin, tantalum and tungsten (collectively, the "OECD Guidance").

OECD Guidance Step 1: Establish strong company management systems for conflict minerals supply chain due diligence and reporting compliance.

Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas.

The Company has adopted a policy relating to the Conflict Minerals (the "Policy"), which incorporates the standards set forth in the OECD Guidance. Specifically, the Policy states that the Company supports the actions of governments and organizations to increase supply chain transparency and enable companies to source conflict-free minerals. Further, the Company has initiated a comprehensive process to meet its regulatory obligations related to the sourcing of Conflict Minerals, taking steps to expand its supply chain due diligence measures and internal controls for the Conflict Minerals.

The Policy is available on the Company's website at http://www.allot.com/company/get-to-know-allot/quality-management/.

Structure internal management systems to support supply chain due diligence.

The Company's compliance with the Policy and the Rule is overseen by the head of the Company's engineering department. A team of subject matter experts from relevant departments within the Company, including the engineering, quality assurance and legal departments, is collectively responsible for implementing the Company's conflict minerals strategy and compliance processes and for training employees outside of the team on their roles and responsibilities in connection with the compliance program. Additionally, this team meets regularly to assess the progress of the Company's compliance program and reports to management from time to time. The team reported progress and results of its due diligence efforts to management at review sessions held at various times throughout the 2016 calendar year.

Establish a system of controls and transparency over the Conflict Mineral supply chain.

The Company has established a system of controls to promote transparency over its conflict minerals supply chain by utilizing the Conflict Minerals Reporting Template (as further described below), which is designed to facilitate the transfer of information through the supply chain regarding each mineral's country of origin and the smelters and refiners being utilized for the mineral.

To educate its senior management regarding sourcing practices, the Company has participated in various focus groups and forums relating to responsible sourcing of Conflict Minerals, including several presentations given by the Institute of Printed Circuits, ILTAM – The Israeli Users' Association of Advanced Technologies in Hi-Tech Integrated Systems.

Consistent with the Company's commitment to sourcing products from suppliers that share its values with regard to human rights, ethics and social and environmental responsibility, as outlined in the Policy, and in compliance with the Rule, the Company has undertaken a multi-stage diligence inquiry to verify the possible sources of the Conflict Minerals contained in the products manufactured or contracted to be manufactured by the Company. The team overseeing the Company's conflict minerals strategy and compliance program has led this inquiry, with each focus group listed below tasked with specific responsibilities relating to the due diligence efforts:

-
Engineering focus group
-  Identifying and providing information regarding all parts and components used in all products manufactured or contracted to be manufactured by the Company, and all raw materials used in the manufacturing process.
- Establishing and implementing a new and advance module, within our new Product Lifecycle Management system for tracking and reporting various Green standards data.
- Finding substitutions for Part, in which their manufacturers fail to comply to the regulation.

-
Quality Assurance focus group
- Ensuring that the Company's Policy is addressed and implemented by suppliers in contracts and purchase orders.
- Promoting transparency and ensuring that information concerning the Company's compliance is available to customers and sales personnel.

-	Legal focus group - Ensuring that the Company complies with relevant laws, regulations and contractual obligations, including the related reporting requirements, contract reviews and other issues.

Strengthen the Company's engagement with suppliers.

The Company informs its in-scope manufacturers and suppliers of its materials disclosure requirements, including its compliance with the OECD Guidance and the Rule, and of specification updates that the Company communicates and tracks electronically. Moreover, the Company has revised the terms of its purchase order and contract terms and conditions to ensure that manufacturers and suppliers are expressly required to procure the Conflict Minerals from sources that have been verified as conflict-free and to support the supply chain due diligence process employed by the Company.

Establish a company-level grievance mechanism.

The Company maintains an open reporting system through which employees and third parties may report concerns about potential or actual violations of the Policy. Concerns may be reported anonymously or for attribution through several channels, including through an employee's immediate manager or the Company's legal department.

OECD Guidance Step 2: Identify and assess risks in the Company's supply chain.

Identify risks in the supply chain.

The Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company's supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the Company's manufacture of the Covered Products and the original sources of Conflict Minerals. As a result, the Company designed its due diligence to conform to the requirements of the Rule and the OECD Guidance, as applicable for downstream companies. The Company relied and continues to rely on its suppliers to provide information regarding the origin of Conflict Minerals included in the Covered Products. Because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company relied on its linkages to suppliers to identify the applicable smelters and refiners of Conflict Minerals in the Company's supply chain.

The first step in the Company's due diligence process was to determine which products manufactured or contracted to be manufactured by the Company during the 2016 calendar year may fall within the scope of the Rule and which first-tier suppliers and manufacturers the Company ought to engage in its due diligence efforts.

-
The engineering focus group reviewed the catalog of the products manufactured or contracted to be manufactured by the Company in the 2016 calendar year to determine which components contain Conflict Minerals necessary to the functionality or production of the products. The Company's Product Lifecycle Management software was used to generate a list of all of the components of these products. Based on the components used in products manufactured or contracted to be manufactured by the Company, the Covered Products were identified. The Covered Products are listed in Part I of this Report.

-
The engineering focus group also generated through the Company's Product Lifecycle Management system, a list of the manufacturers or suppliers of the components of the Covered Products, allowing the engineering focus group to identify the Company's first-tier manufacturers and suppliers.

-
Based on the engineering focus group's findings, the Company engaged an expert-consulting agency, GreenSoft Technology, Inc., in order to gather relevant information needed for updating  the Company's recently implemented Product Governance and Compliance module. This module stores information, such as documents received from manufacturers and suppliers, reflecting active components used by the Company and the degree to which the Company's manufacturers and suppliers adhere to relevant laws. In recording this data, the system ensures a fixed tracking of sources of components and raw materials.

Once the final first-tier manufacturer and supplier list was confirmed, all manufacturers and suppliers identified in connection with the Covered Products were then contacted by GreenSoft Technology, Inc. and provided with a supply chain survey in the form of the Electronic Industry Citizenship Coalition's  Conflict Minerals Reporting Template (the "EICC Conflict Minerals Reporting Template"). The Company modeled its survey after version 4.01b of the EEIC Conflict Minerals Reporting Template. In its cover letter enclosing the template, GreenSoft Technology, Inc. (i) reiterated the requirements of the Rule and its applicability to the Company, (ii) expressed the company's goal to become a "conflict free" company and its expectation that its suppliers take similar measures with their suppliers, and (iii) requested that each recipient manufacturer or supplier complete the survey for all products supplied to the Company during the 2016 calendar year.

As set forth in the EICC Conflict Minerals Reporting Template and the OECD Guidance, manufacturers and suppliers which completed the survey, made representations or provided information regarding the following:

-	the country of origin for the Conflict Minerals contained in the components or products provided by the solicited manufacturer or supplier to the Company;
-	whether such Conflict Minerals directly or indirectly finance armed conflict in the Covered Countries;
-	all of the smelters in the manufacturer or supplier's supply chain for such Conflict Minerals;
-	whether such smelters have been validated as in compliance with the Conflict-Free Smelter Initiative's ("CFSI") Conflict-Free Smelter Program ("CFSP");
-	whether the manufacturer or supplier has its own Conflict Minerals policy that requires its own direct suppliers to be DRC conflict-free; and
-	whether the manufacturer or supplier uses the EICC Conflict Minerals Reporting Template with its own suppliers to gather similar information.

Assess risk in the supply chain.

The information in the surveys received from manufacturers and suppliers was compared against the CFSI's Conflict-Free Smelter list. The Company adopted the following multi-step process to evaluate the surveys:

-
If correctly completed, each survey identified the smelters and refiners within the solicited supplier's or manufacturer's supply chain. Thus, the Company compared each completed survey against the CFSI Conflict-Free Smelter list to determine whether the smelters or refiners associated with the surveyed supplier or manufacturer qualified as "conflict-free." The CFSP uses independent third-party auditors to audit the source, including origin of mines and chain of custody, of the Conflict Minerals processed by smelters and refiners which agree to undergo an audit. The smelter or refiner is considered "conflict-free" on the CFSI Conflict-Free Smelter list if the audited smelter or refiner adheres to the CFSP's assessment protocols and the independent auditor verifies separately that the smelter's or refiner's Conflict Minerals originated from conflict-free sources. To be compliant with CFSI standards, smelters and refiners must disclose to the auditors the identities or locations of the mines from which they source their Conflict Minerals. The CFSI Conflict-Free Smelter list includes the names, locations and links to conflict minerals policies of all smelters and refiners deemed compliant with the CFSP's assessment protocols. Smelters and refiners labeled as "active" have committed to undergo an audit which remains in progress. "Active" smelters and refiners may be at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase, but may not retain their "active" status if they are unresponsive to requests for re-audit or corrective action past a certain time.

-	The Company worked with individual manufacturers and suppliers that had questions or concerns regarding the survey modeled after the CMRT Conflict Minerals Reporting Template or regarding the Rule.
-
Manufacturers and suppliers that returned surveys that appeared to be incomplete or incorrect were contacted again with a follow-up request to provide the missing information or to correct the inaccuracies.

-
Manufacturers and suppliers that failed to respond to the follow-up request were issued an official notification by the Company's senior officers informing them that continued refusal could result in cancelation of all contractual engagements.

All completed surveys received from suppliers were stored electronically in a central location accessible to authorized employees of the Company involved in the due diligence process and will be retained in accordance with the Company's document retention guidelines.

Following the process outlined above, as of December 31, 2016, the Company received completed survey responses from approximately 63% of manufacturers and suppliers on the list responsible for manufactured parts used in the Covered Products included in the supply chain survey. The Company relied on the completed surveys it received from its manufacturers and suppliers as the main source of documentation supporting the representations made by such parties regarding the source and chain of custody of relevant Conflict Minerals.

 OECD Guidance Step 3: Design and implement a strategy to respond to identified risks.

Report findings to designated senior management.

The team overseeing the Company's conflict minerals strategy and compliance program reported its due diligence findings to senior management overseeing the supply chain and engineering departments, including the Corporate Quality Assistant Vice President and the Vice President for Operations. All completed surveys from manufacturers and suppliers were stored electronically in a central location accessible to authorized employees in the Company's engineering and legal departments. The Company's quality assurance department was involved in the design and was responsible for the internal audit of the due diligence process.

Devise, adopt and implement a risk management plan.

In light of the complexity of the Company's and its suppliers' supply chains, the Company is currently unable to assess adequately all of the risks in its supply chain. However, the Company has taken and continues to take steps to manage risks, including:

-	engaging with manufacturers and suppliers to obtain current, accurate and complete information about the Company's supply chains;
-
encouraging manufacturers and suppliers to implement responsible sourcing and—to the extent that the Company is a downstream company with limited control over smelters and refiners—asking manufacturers and suppliers to encourage smelters and refiners to obtain a "conflict-free" designation from an independent, third-party auditor;

-	taking part in industry initiatives promoting "conflict-free" supply chains; and
-
advocating that our industry membership organizations develop and implement due diligence capability training modules in cooperation with relevant international organizations, non-governmental organizations, stakeholders and other experts.

Monitor risk mitigation efforts and report back to designated senior management.

To monitor and track performance of risk management efforts, the Company relies on supplier survey updates and supplier CFSP updates. The status was communicated in meetings of the internal team charged with executing the Company's Conflict Minerals strategy and compliance processes.

The Company employs an escalation process whereby it promptly engages directly with suppliers or manufacturers upon obtaining any information that may indicate that such suppliers or manufacturers may be sourcing Conflict Minerals from any of the Covered Countries. Various steps taken by the Company in such instances may include requiring a contracted supplier or manufacturer to find an alternative source for the Covered Minerals for use in products or components supplied to the Company, or, if appropriate in light of all relevant factors, suspending or terminating contractual relationship with the supplier or manufacturer. The Company's risk management plan is  ultimately to discontinue doing business with any supplier found to be purchasing the Conflict Minerals, the trading of which directly or indirectly finance or benefit armed groups in the Covered Countries, after attempts at corrective actions are not successful.

Undertake additional fact and risk assessments for risks requiring mitigation, or after a change in circumstances.

To undertake additional fact and risk assessments for risks requiring mitigation or after a change of circumstances, the Company relies on the supplier re-approval process as governed by its Policy.

OECD Guidance Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices.

Due to the Company's position in the supply chain, the Company does not have a direct relationship with smelters and refiners, nor does it perform direct audits of the smelters and refiners that provide its supply chain with the Conflict Minerals contained in the Company's Covered Products. The Company relies upon industry efforts to influence smelters and refiners to undergo audits and become certified through the CFSP.

OECD Guidance Step 5: Report annually on supply chain due diligence.

The Company has filed with the Securities and Exchange Commission its specialized disclosure report on Form SD, which includes this Conflict Minerals Report as Exhibit 1.01, for the reporting period from January 1 to December 31, 2016. In accordance with OECD Guidance and the Rule, the Company has also made these disclosures available on its website at http://investors.allot.com/sec.cfm.

PART III.  THE COMPANY'S DUE DILIGENCE FINDINGS AND CONCLUSIONS

Country of Origin of the Conflict Minerals in the Covered Products

Based on the information obtained by the Company during the due diligence process, the Company does not have sufficient information, with respect to the Covered Products, to determine the country of origin of all of the Conflict Minerals in all the Covered Products. However, based on the information that has been obtained, to the extent reasonably determinable by the Company, with respect to the smelters and refineries identified by the Company, such countries of origin are believed to include, to the extent known, Australia, Austria, Belgium, Bolivia, Brazil, Canada, China, Czech Republic, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Korea, Kyrgyzstan, Macedonia, Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Province Of China, Thailand, Turkey, United Arab Emirates, United States Of America, Uzbekistan, Viet Nam, Zambia and Zimbabwe.

Facilities Used to Process the Conflict Minerals in the Covered Products

Following the process outlined above, the Company received responses from approximately 63% of the surveyed suppliers. Therefore, the Company was unable to conclusively determine the origin of all the Conflict Minerals contained in the Covered Products.

However, based on the information that was provided by the Company's suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products during the covered period included the smelters and refineries listed on Appendix A to this Report. The smelters and refiners that the Company has been able to determine as CFSP compliant are identified by an asterisk in Appendix A (Smelters which are in Active CSFP status are identified by two asterisks).  The smelters and refiners identified in Appendix A to this Report were identified by our suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company's supply chain during the period covered by this Report.

PART IV. IMPLEMENTATION OF STRATEGIES TO RESPOND TO IDENTIFIED RISKS AND FUTURE STEPS

We have taken, and intend to continue to take, steps to improve our due diligence processes and to minimize the risk that our necessary conflict minerals benefit armed groups. Going forward, the Company plans to continue to engage with its manufacturers and suppliers to obtain current, accurate and complete information about its supply chains and will continue to improve its due diligence efforts to ensure responsible sourcing in compliance with the Policy. The Company also intends to continue its engagement with industry programs and groups to encourage the further adoption, improvement and reliability of relevant programs, tools and standards. The Company intends to monitor the performance and efficiency of its due diligence efforts and to establish procedures designed to account for any new risks in the risk management plan.  The Company also plans to continue to encourage its suppliers to use conflict-free smelters and refiners as capacity becomes available.

Appendix A
CURRENTLY KNOWN SMELTER AND REFINERY LIST

Metal	Smelter name	Smelter Country
Gold	Abington Reldan Metals, LLC**	United States Of America
Gold	Advanced Chemical Company*	United States Of America
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Al Etihad Gold Refinery DMCC*	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	Asahi Pretec Corp.*	Japan
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	Asahi Refining USA Inc.*	United States Of America
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners*	South Africa
Gold	AURA-II	United States Of America
Gold	Aurubis AG*	Germany
Gold	Bangalore Refinery**	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Bauer Walser AG*	Germany
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Métaux S.A.**	Switzerland
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.*	Korea (Republic Of)
Gold	Daye Non-Ferrous Metals Mining Ltd.*	China
Gold	DODUCO GmbH*	Germany
Gold	Dowa*	Japan
Gold	DSC (Do Sung Corporation)*	Korea (Republic Of)
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Elemetal Refining, LLC*	United States Of America
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China

* CFSP-compliant, based on CFSI
** CFSP-Active List

Gold	Geib Refining Corporation*	United States Of America
Gold	Great Wall Precious Metals Co., Ltd. of CBPM*	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Gujarat Gold Centre	India
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Ltd. Hong Kong*	China
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	HwaSeong CJ Co., Ltd.	Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States Of America
Gold	KGHM Polska Miedź Spółka Akcyjna**	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Zinc Co., Ltd.*	Korea (Republic Of)
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	L'azurde Company For Jewelry*	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.*	Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion*	United States Of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States Of America
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan

* CFSP-compliant, based on CFSI
** CFSP-Active List

Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Modeltech Sdn Bhd**	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	Russian Federation
Gold	OJSC Novosibirsk Refinery*	Russian Federation
Gold	PAMP S.A.*	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Précinox S.A.*	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation*	United States Of America
Gold	Royal Canadian Mint*	Canada
Gold	SAAMP*	France
Gold	Sabin Metal Corp.	United States Of America
Gold	Safina a.s.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals*	Korea (Republic Of)
Gold	SAMWON METALS Corp.	Korea (Republic Of)
Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	Schone Edelmetaal B.V.*	Netherlands
Gold	SEMPSA Joyería Platería S.A.*	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.*	Taiwan, Province Of China
Gold	So Accurate Group, Inc.	United States Of America
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan, Province Of China
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	T.C.A S.p.A*	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan

* CFSP-compliant, based on CFSI
** CFSP-Active List

Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV*	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom*	Korea
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States Of America
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.*	Switzerland
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	D Block Metals, LLC*	United States Of America
Tantalum	Duoluoshan*	China
Tantalum	Exotech Inc.*	United States Of America
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States Of America
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck GmbH Goslar*	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States Of America
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Hi-Temp Specialty Metals, Inc.*	United States Of America
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China

* CFSP-compliant, based on CFSI
** CFSP-Active List

Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	KEMET Blue Powder*	United States Of America
Tantalum	King-Tan Tantalum Industry Ltd.*	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineração Taboca S.A.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Power Resources Ltd.*	Macedonia
Tantalum	QuantumClean*	United States Of America
Tantalum	Resind Indústria e Comércio Ltda.*	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	Telex Metals*	United States Of America
Tantalum	Tranzact, Inc.*	United States Of America
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*	China
Tin	Alpha*	United States Of America
Tin	An Thai Minerals Co., Ltd.	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	Brazil
Tin	CV Ayi Jaya*	Indonesia
Tin	CV Dua Sekawan*	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV Serumpun Sebalai*	Indonesia
Tin	CV Tiga Sekawan*	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Dowa*	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company**	Viet Nam

* CFSP-compliant, based on CFSI
** CFSP-Active List

Tin	Elmet S.L.U.*	Spain
Tin	EM Vinto*	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals*	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Gejiu Jinye Mineral Company*	China
Tin	Gejiu Kai Meng Industry and Trade LLC**	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.**	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Huichang Jinshunda Tin Co., Ltd.**	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Melt Metais e Ligas S.A.*	Brazil
Tin	Metallic Resources, Inc.*	United States Of America
Tin	Metallo-Chimique N.V.*	Belgium
Tin	Mineração Taboca S.A.*	Brazil
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Modeltech Sdn Bhd**	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.**	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Operaciones Metalurgical S.A.*	Bolivia
Tin	Phoenix Metal Ltd.	Rwanda
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Inti Stania Prima*	Indonesia

* CFSP-compliant, based on CFSI
** CFSP-Active List

Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining*	Indonesia
Tin	PT Kijang Jaya Mandiri*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT O.M. Indonesia*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT REFINED BANGKA TIN*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Timah (Persero) Tbk Kundur*	Indonesia
Tin	PT Timah (Persero) Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Indústria e Comércio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan
Tin	Soft Metais Ltda.*	Brazil
Tin	Thaisarco*	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	VQB Mineral and Trading Group JSC*	Viet Nam
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.**	China
Tin	Yunnan Tin Company Limited*	China
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.*	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	H.C. Starck GmbH*	Germany

* CFSP-compliant, based on CFSI
** CFSP-Active List

Tungsten	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Hydrometallurg, JSC*	Russian Federation
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	Kennametal Fallon*	United States Of America
Tungsten	Kennametal Huntsville*	United States Of America
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Moliren Ltd*	Russian Federation
Tungsten	Niagara Refining LLC*	United States Of America
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Viet Nam
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Viet Nam
Tungsten	Unecha Refractory metals plant*	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Viet Nam
Tungsten	Wolfram Bergbau und Hütten AG*	Austria
Tungsten	Woltech Korea Co., Ltd.*	Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China

* CFSP-compliant, based on CFSI
** CFSP-Active List